EXHIBIT 10.6

                                ADOLPH COORS COMPANY

                              EQUITY INCENTIVE PLAN



                              Amended and restated,
                            effective January 1, 1994




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                                TABLE OF CONTENTS


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                                                                    Page

Section 1 - Introduction                                              1

          1.1    Establishment and Amendment                          1
          1.2    Purposes                                             1
          1.3    Effective Date                                       1

Section 2 - Definitions                                               1

          2.1    Definitions                                          1
          2.2    Gender and Number                                    3

Section 3 - Plan Administration                                       3

Section 4 - Stock Subject to the Plan                                 4

          4.1    Number of Shares                                     4
          4.2    Other Shares of Stock                                4
          4.3    Adjustments for Stock Split, Stock
                   Dividend, Etc..                                   4
          4.4    Other Distributions and Changes in the Stock         4
          4.5    General Adjustment Rules                             5
          4.6    Determination by the Committee, Etc.                 5

Section 5 - Reorganization or Liquidation                             5

Section 6 - Participation                                             6

          6.1    In General                                           6
          6.2    Restriction on Award Grants to Certain
                   Individuals                                        6

Section 7 - Stock Options                                             7

          7.1    Grant of Stock Options                               7
          7.2    Stock Option Certificates                            7
          7.3    Shareholder Privileges                              10

Section 8 - Restricted Stock Awards                                  10

          8.1    Grant of Restricted Stock Awards                    10
          8.2    Restrictions                                        10
          8.3    Privileges of a Stockholder,
                   Transferability                                   11
          8.4    Enforcement of Restrictions                         11

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Section 9 - Purchase of Stock                                        11

          9.1    General                                             11
          9.2    Other Terms                                         11

Section 10 - Other Common Stock Grants                               12

Section 11 - Company Right to Purchase Stock                         12

          11.1   Right of First Refusal                              12
          11.2   Marking of Certificates                             13

Section 12 - Change in Control                                       13

          12.1   In General                                          13
          12.2   Limitation on Payments                              13
          12.3   Definition                                          13

Section 13 - Rights of Employees; Participants                       14

          13.1   Employment                                          14
          13.2   Nontransferability                                  14

Section 14 - General Restrictions                                    15

          14.1   Investment Representations                          15
          14.2   Compliance With Securities Laws                     15
          14.3   Changes in Accounting Rules                         15

Section 15 - Other Employee Benefits                                 15

Section 16 - Plan Amendment, Modification and Termination            16

Section 17 - Withholding                                             16

          17.1    Witholding Requirement                             16
          17.2    Withholding With Stock                             16

Section 18 - Requirements of Law                                     16

          18.1    Requirements of Law                                16
          18.2    Federal Securities Law Requirements                16
          18.3    Governing Law                                      17

Section 19 - Duration of the Plan                                    17

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                            ADOLPH COORS COMPANY
                            EQUITY INCENTIVE PLAN

                            Amended and restated,
                          effective January 1, 1994




                                Section 1
                              Introduction

    1.1 Establishment and Amendment. Adolph Coors Company, a Colorado corporation (hereinafter referred to, together with its Affiliated Corporations (as defined in subsection 2.1(a)) as the "Company" except where the context otherwise requires), established the Adolph Coors Company Equity Incentive Plan (the "Plan") for certain key employees of the Company. The Plan, which permits the grant of stock options and restricted stock awards to certain key employees of the Company, was originally effective January 1, 1990. Pursuant to the power granted in Section 16 (Section 14 prior to the Plan's amendment and restatement), the Company hereby amends and restates the Plan in its entirety, effective January 1, 1994.

    1.2 Purposes. The purposes of the Plan are to provide the key management employees selected for participation in the Plan with added incentives to continue in the service of the Company and to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to the achievement of long-term corporate economic objectives, so that the income of the key management employees is more closely aligned with the income of the Company's shareholders. The Plan is also designed to attract key employees and to retain and motivate participating employees by providing an opportunity for investment in the Company.

    1.3 Effective Date. The original effective date of the Plan (the "Effective Date") was January 1, 1990. The Plan, each amendment to the Plan, and each option or other award granted hereunder is conditioned on and shall be of no force or effect until approval of the Plan by the holders of the shares of voting stock of the Company unless the Company, on the advice of counsel, determines that shareholder approval is not necessary.


                              Section 2
                             Definitions

    2.1 Definitions. The following terms shall have the meanings set forth below:

         (a) "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) which is affiliated with Adolph Coors Company through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) of the Internal Revenue Code.

         (b) "Award" means an Option or a Restricted Stock Award issued hereunder, an offer to purchase Stock made hereunder, or a grant of Stock made hereunder.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

         (e) "Effective Date" means the original effective date of the Plan, January 1, 1990.

         (f) "Eligible Employees" means those key management employees (including, without limitation, officers and directors who are also employees) of the Company or any division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of their business.

         (g) "Fair Market Value" means the average of the highest and lowest prices of the Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. If the price of the Stock is not reported on NASDAQ, the Fair Market Value of the Stock on the particular date shall be as determined by the Committee using a reference comparable to the NASDAQ system. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in section 7.2(g)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

         (h) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

         (i) "Option" means a right to purchase Stock at a stated price for a specified period of time. All Options granted under the Plan shall be "non-qualified stock options" whose grant is not intended to fall under the provisions of Section 422A of the Internal Revenue Code.

         (j) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

         (k) "Participant" means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

         (l) "Restricted Stock Award" means an award of Stock granted to a Participant pursuant to Section 8 that is subject to certain restrictions imposed in accordance with the provisions of such Section.

         (m) "Stock" means the no par value Class B (non-voting) Common Stock of the Company.

         (n) "Voting Stock" means the $1.00 par value Class A Common Stock of the Company.

    2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


                               Section 3
                           Plan Administration

The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, determine the Options, Restricted Stock Awards and other Awards to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder and the time at which such Options and Restricted Stock Awards are to be granted, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions establish the terms and conditions on which an offer to purchase Stock will be made, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.


                                  Section 4
                           Stock Subject to the Plan

    4.1 Number of Shares. Two Million (2,000,000) shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, such shareholder approval is required. Shares of Stock that may be issued upon exercise of Options, that are issued as Restricted Stock Awards, that are purchased under the Plan, and that are used as incentive compensation under the Plan shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

    4.2 Other Shares of Stock. Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited, any shares of Stock withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option and any shares of Stock that for any other reason are not issued to an Eligible Employee or are forfeited shall automatically become available for use under the Plan. However, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited and any shares of Stock that are withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option shall be available for use under the Plan.

    4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Awards may be granted under the Plan; and (ii) the shares of the Stock then included in each outstanding Award granted hereunder.

    4.4  Other Distributions and Changes in the Stock.  If

         (a) the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 4.3),

         (b) the Company shall at any time grant to the holders of its Stock rights to subscribe <f=37>pro rata<f=35> for additional shares thereof or for any other securities of the Company, or

         (c) there shall be any other change (except as described in Section 4.3), in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock upon the Participant's becoming a holder of record of the Stock.

    4.5 General Adjustment Rules. No adjustment or substitution provided for in this Section 4 shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the total Option Price for the shares of Stock then subject to the Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to Restricted Stock Awards to reflect any such substitution or adjustment.

    4.6 Determination by the Committee, Etc. Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.


                                Section 5
                      Reorganization or Liquidation

If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy
Code), including a divisive reorganization under Section 355 of the Code, or liquidation of the Company, and if the provisions of Section 12 do not apply, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Options and other Awards, either (i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any such outstanding Options and other Awards by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation that will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Participants holding such Options and other Awards as a result of such substitution, and the excess of the aggregate Fair Market Value of the shares subject to the Options immediately after such substitution over the Option Price thereof is not more than the excess of the aggregate Fair Market Value of the shares subject to such Options immediately before such substitution over the Option Price thereof, or (ii) upon written notice to the Participants, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or they will be terminated. In the latter event, the Committee shall accelerate the exercise dates of outstanding Options and accelerate the restriction period and modify the performance requirements for any outstanding Awards so that all Options and other Awards become fully vested prior to any such event.


                                Section 6
                              Participation

    6.1 In General. Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company or an Affiliated Corporation, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee, and receipt of one such Award shall not result in automatic receipt of any other Award.
Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and that is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

    6.2 Restriction on Award Grants to Certain Individuals. Notwithstanding the foregoing provisions of Section 6.1, no Awards shall be granted to any lineal descendant of Adolph Coors, Jr. without the prior written approval of counsel to the Company as to the effect of any such grant on the possible status of the Company as a "personal holding company" within the meaning of Section 542 of the Internal Revenue Code.


                                Section 7
                              Stock Options

    7.1 Grant of Stock Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options.
In no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Stock for which any other Option may be exercised, except as provided in subsection 7.2(j).

    7.2 Stock Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certificate. A stock option certificate shall be issued by the Company in the name of the Participant to whom the Option is granted (the "Option Holder") and shall incorporate and conform to the conditions set forth in this Section 7.2, as well as such other terms and conditions, not inconsistent herewith, as the Committee may consider appropriate in each case.

         (a) Number of Shares. Each stock option agreement shall state that it covers a specified number of shares of the Stock, as determined by the Committee.

         (b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the stock option certificate.

         (c) Duration of Options; Restrictions on Exercise. Each stock option agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"), and shall also set forth any installment or other restrictions on Option exercise during such period, if any, as may be determined by the Committee.

         (d) Termination of Employment, Death, Disability, Etc. Each stock option agreement shall provide as follows with respect to the exercise of the Option upon termination of the employment or the death of the Option Holder:

            (i) If the employment of the Option Holder is terminated within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures, provided that the effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and that nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

            (ii) If the Option Holder retires from employment by the Company or its affiliates during the Option Period pursuant to the Company's retirement policy, or if the Option Holder becomes disabled (as determined pursuant to the Company's Long-Term Disability Plan), the Option may be exercised by the Option Holder, or in the case of death by the persons specified in subsection (iii) of this subsection 7.2(d), within thirty-six months following his or her retirement or disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of employment.

            (iii) If the Option Holder dies during the Option Period while still employed or within the three-month period referred to in (iv) below, or within the thirty-six-month period referred to in (ii) above, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within fifteen months following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

            (iv) If the employment of the Option Holder by the Company is terminated (which for this purpose means that the Option Holder is no longer employed by the Company or by an Affiliated Corporation) within the Option Period for any reason other than cause, retirement pursuant to the Company's retirement policy, disability or the Option Holder's death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of employment.

         (e) Transferability. Each stock option agreement shall provide that the Option granted therein is not transferable by the Option Holder except by will or pursuant to the laws of descent and distribution, and that such Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative.

         (f) Agreement to Continue in Employment. Each stock option agreement shall contain the Option Holder's agreement to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least one year after the date of such stock option agreement, at the salary rate in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company.

         (g) Exercise, Payments, Etc.

           (i) Each stock option agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Corporate Secretary of the Company of written notice specifying the number of shares with respect to which such Option is exercised and payment of the Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) which is being exercised and the number of shares with respect to which the Option is being exercised. The exercise of the Stock Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. If requested by the Company, such notice shall contain the Option Holder's representation that he or she is purchasing the Stock for investment purposes only and his or her agreement not to sell any Stock so purchased in any manner that is in violation of the Securities Act of 1933, as amended, or any applicable state law. Such restrictions, or notice thereof, shall be placed on the certificates representing the Stock so purchased. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Option Holder. If certificates representing Stock are used to pay all or part of the exercise price, separate certificates for the same number of shares of Stock shall be issued by the Company and delivered to the Option Holder representing each certificate used to pay the Option Price, and an additional certificate shall be issued by the Company and delivered to the Option Holder representing the additional shares, in excess of the Option Price, to which the Option Holder is entitled as a result of the exercise of the Option.

           (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods:

               (A) in cash;

               (B) by certified or cashier's check payable to the order of the Company;

               (C) by delivery to the Company of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

               (D) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the exercise price.

           (h) Date of Grant. An option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

           (i) Notice of Sale of Stock; Withholding. Each stock option agreement shall provide that, upon exercise of the Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Internal Revenue Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Section 17.

           (j) Issuance of Additional Option. If an Option Holder pays all or any portion of the exercise price of an Option with Stock, or pays all or any portion of the applicable withholding taxes with respect to the exercise of an Option with Stock which has been held by the Option Holder for more than six months, the Committee shall grant to such Option Holder a new Option covering the number of shares of Stock used to pay such exercise price and/or withholding tax. The new Option shall have an Option Price per share equal to the Fair Market Value of a share of Stock on the date of the exercise of the Option and shall have the same terms and provisions as the Option, except as otherwise determined by the Committee in its sole discretion. Effective for Options granted on and after January 1, 1994, this section 7.2(j) shall be null and void.

    7.3 Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in
Section 4.

                                Section 8

                          Restricted Stock Awards

    8.1 Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of shares of Stock. The number of shares granted as a Restricted Stock Award shall be determined by the Committee.

    8.2 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by the Company or an Affiliated Corporation for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Stock shares constituting a Restricted Stock Award. In the event of the death or disability (as defined in subsection 7.2(d)) of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all employment period and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment completed at the time of termination of employment from the grant of each Award to the total number of months of employment required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Company.
In the event of a Participant's termination of employment for any other reason, any Restricted Stock Awards as to which the employment period or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to the Company.

    8.3 Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Section 8 upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Sections 9 and 11.2.

    8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

         (a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

         (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

                              Section 9
                          Purchase of Stock

    9.1 General. From time to time the Company may make an offer to certain Participants, designated by the Committee in its sole discretion, to purchase Stock from the Company. The number of shares of Stock offered by the Company to each selected Participant shall be determined by the Committee in its sole discretion. The purchase price for the Stock shall be as determined by the Committee in its sole discretion and may be less than the Fair Market Value of the Stock. The Participants who accept the Company's offer shall purchase the Stock at the time designated by the Committee. The purchase shall be on such additional terms and conditions as may be determined by the Committee in its sole discretion.

    9.2 Other Terms. The Committee may, in its sole discretion, grant Options, Restricted Stock, or any combination thereof, on terms and conditions determined by the Committee, in its sole discretion, to the Participants who purchase Stock pursuant to Section 9.1.


                              Section 10
                        Other Common Stock Grants

From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grants, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

                                 Section 11
                       Company Right To Purchase Stock

    11.1  Right of First Refusal.

         (a) In the event of the death of a Participant, or if a Participant at any time proposes to transfer any of the Stock acquired pursuant to the Plan to a third party, the Participant (or his personal representative or estate, as the case may be) shall make a written offer (the "Offer") to sell all of the Stock acquired pursuant to the Plan then owned by the Participant (or thereafter acquired by the Participant's estate or personal representative pursuant to any Award hereunder) to the Company at the "purchase price" as hereinafter defined. In the case of a proposed sale of any of the Stock to a third party, the Offer shall state the name of the proposed transferee and the terms and conditions of the proposed transfer.
In a case of a proposed sale through or to a registered broker/dealer, the Offer shall state the name and address of the broker. The Company shall have the right to elect to purchase all (but not less than all) of the shares of Stock. The Company shall have the right to elect to purchase the shares of Stock for a period of ten (10) days after the receipt by the Company of the Offer. The provisions of this Section 11 shall apply to proposed sales through or to a registered broker/dealer at the prevailing market price, even if the prevailing market price should fluctuate between the date the Company receives the Offer and the date the Company elects to purchase the shares of Stock. In all cases, the purchase price for the Stock shall be determined pursuant to subsection 11.1(d).

         (b) The Company shall exercise its right to purchase the Stock by given written notice of its exercise to the Participant (or his personal representative or estate, as the case may be). If the Company elects to purchase the Stock, payment for the shares of Stock shall be made in full by Company check. Any such payments shall be made within ten (10) days after the election to purchase has been exercised.

         (c) If the Stock is not purchased pursuant to the foregoing provisions, the shares of Stock may be transferred by the Participant to the proposed transferee named in the Offer to the Company, in the case of a proposed sale to a third party. However, if such transfer is not made within 120 days following the termination of the Company's right to purchase, a new offer must be made to the Company before the Participant can transfer any portion of his shares and the provisions of this Section 11 shall again apply to such transfer. If the Company's right of first refusal under this Section 11 is created by an event other than a proposed transfer to a third party, the shares of Stock shall remain subject to the provisions of this Section 11 in the hands of the registered owner of the Stock.

         (d) The purchase price for each share of Stock purchased by the Company pursuant to this Section 11 shall be equal to the Fair Market Value of the Stock on the date the Company receives the Offer under subsection 11.1(a).

    11.2 Marking of Certificates. Each certificate representing shares of Stock acquired pursuant to this Plan shall bear the following legend:

The shares of stock represented by this Certificate are subject to all the terms of the Adolph Coors Company Equity Incentive Plan, as the Plan may be amended from time to time (the "Plan") and to the terms of a [Non-Qualified Stock Option Agreement] [Restricted Stock Agreement] [Stock Purchase Agreement] between the Company and the Participant (the "Agreement"). Copies of the Plan and the Agreement are on file at the office of the Company. The Plan and the Agreement, among other things, limit the right of the Owner to transfer the shares represented hereby and provides that in certain circumstances the shares may be purchased by the Company.


                              Section 12
                          Change in Control

    12.1 In General. In the event of a change in control of the Company as defined in Section 12.3, then (a) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees of the Company or an Affiliated Corporation; and (b) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse.

    12.2 Limitation on Payments. If the provisions of this Section 12 would result in the receipt by any Participant of a payment within the meaning of
Section 280G of the Internal Revenue Code and the regulations promulgated thereunder and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 of the Internal Revenue Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Participant.

    12.3 Definition. For purposes of the Plan, a "change in control" shall mean any of the following:

           (i) The acquisition of or the ownership of fifty percent or more of the total Voting Stock of the Company then issued and outstanding, by any person, or group of affiliated persons, or entities not affiliated with the Company as of the Effective Date of this Plan, without the consent of the Board of Directors, or

           (ii) The election of individuals constituting a majority of the Board of Directors who were not either (A) members of the Board of Directors prior to the election or (B) recommended to the shareholders by management of the Company, or

           (iii) A legally binding and final vote of the shareholders of the Company in favor of selling all or substantially all of the assets of the Company.

                             Section 13
                 Rights of Employees; Participants

    13.1 Employment. Nothing contained in the Plan or in any Option or Restricted Stock Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option or Restricted Stock Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

    13.2 Nontransferability. No right or interest of any Participant in an Option or a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options and Restricted Stock Awards shall, to the extent provided in Sections 7, 8 and 9, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

                              Section 14
                          General Restrictions

    14.1 Investment Representations. The Company may require any person to whom an Option, Restricted Stock Award, Stock is granted, or to whom Stock is sold, as a condition of exercising such Option or receiving such Restricted Stock Award or Stock, or purchasing such Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option, Restricted Stock Award, Stock grant, or purchase of Stock, for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

    14.2 Compliance with Securities Laws. Each Option and Restricted Stock Award, and Stock grant or purchase shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option, Restricted Stock Award, Stock grant or purchase upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Restricted Stock Award, or Stock grant or purchase may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

    14.3 Changes in Accounting Rules. Notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options or Restricted Stock Awards shall occur that, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options and outstanding Restricted Stock Awards as to which the applicable employment or other restrictions have not been satisfied.

                             Section 15
                        Other Employee Benefits

The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, or the purchase or grant of Stock, shall not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                               Section 16
                Plan Amendment, Modification and Termination

The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Restricted Stock Awards or Stock theretofore granted or purchased under the Plan, without the consent of the Participant holding such Options Restricted Stock Awards, or Stock.

                               Section 17
                              Withholding

    17.1 Withholding Requirement. The Company's obligations to deliver shares of Stock upon the exercise of any Option, the vesting of any Restricted Stock Award, or the grant or purchase of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

    17.2 Withholding With Stock. The withholding obligation with respect to the grant of Restricted Stock shall be satisfied by the Company's withholding from the shares otherwise issuable to the Participant shares of Stock having a value equal to the amount required to be withheld. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined.

                               Section 18
                           Requirements of Law

    18.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

    18.2 Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award.

    18.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

                                Section 19
                           Duration of the Plan.

The Plan shall terminate at such time as may be determined by the Board of Directors, and no Option or Restricted Stock Award, or Stock shall be granted or purchased after such termination. Options and Restricted Stock Awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.



Dated:  February 25, 1994
        ___________________________



                                                    ADOLPH COORS COMPANY
ATTEST:



      /s/ Patricia J. Smith                      By: /s/ M. Caroline Turner
         ___________________________                 _______________________

P R O S P E C T U S


                             2,000,000 Shares



                            Adolph Coors Company
                   Class B Common Stock (Non-voting) No Par



                           Offered Pursuant To The
                  ADOLPH COORS COMPANY EQUITY INCENTIVE PLAN

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The 2,000,000 shares of Class B Common Stock (Non-voting), no par (the "Class B Common Stock"), of Adolph Coors Company (the "Company") covered by this prospectus will be issued under the Adolph Coors Company Equity Incentive Plan (the "Plan") to eligible employees of the Company who become participants (the "Participants") in the Plan.

     Subject to the Company's right of first refusal to purchase shares of Class B Common Stock issued to Participants under the Plan, shares of Class B Common Stock issued to Participants may be resold by them in ordinary market transactions when all holding periods and other requirements imposed by the Plan or by law have been satisfied. However, certain Participants may be deemed affiliates of the Company; and there are certain restrictions on the reoffer and resale of shares of Class B Common Stock acquired by affiliates of the Company. This prospectus is not available for use by affiliates of the Company in connection with any such reoffers or resales.

                   The date of this prospectus is February 1, 1994.

                                 TABLE OF CONTENTS


SUMMARY                                                         4

GENERAL INFORMATION                                             4

EQUITY INCENTIVE PLAN                                           4

SECURITIES TO BE OFFERED AND EMPLOYEES WHO
 MAY PARTICIPATE IN THE PLAN                                    4

RESTRICTIONS                                                    5

TERMINATION OF EMPLOYMENT                                       6

ACQUISITION OR PURCHASE OF SECURITIES
 PURSUANT TO THE PLAN                                           7

REORGANIZATION OR CHANGE IN CONTROL                             8

PAYMENT FOR SECURITIES OFFERED                                  8

WITHDRAWAL FROM THE PLAN AND ASSIGNMENT
 OF INTERESTS                                                   9

ADMINISTRATION OF THE PLAN                                      9

ERISA AND FEDERAL INCOME TAX CONSEQUENCES                       9

DESCRIPTION OF COMMON STOCK                                     14

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                 14

INDEMNIFICATION OF DIRECTORS AND OFFICERS                       15

  No person has been authorized to give any information or to make any representations other than those contained in this prospectus and any exhibit to the registration statement in connection with the offering contained herein; and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offering in any state in which such offering may not lawfully be made. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof.


  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission") which can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Room 1400, 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60404. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

  The Company furnishes annual reports to its shareholders containing consolidated financial statements which have been examined and reported upon, with an opinion expressed, by its independent accountants. The Company furnishes unaudited quarterly reports to its shareholders.

  Shares of the Class B Common Stock are traded in the over-the-counter market and are included as National Market System securities on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Reports and other information covering the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. ("NASD"), 1735 K Street, Washington, D.C. 20006.

  The registration statement filed with the Commission, which includes this prospectus, incorporates by reference various documents which are not delivered herewith. Statements herein contained concerning the provisions of any document are not necessarily complete; and in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference. The Company will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all information incorporated by reference in the registration statement, excluding exhibits to such information unless such exhibits are specifically referenced therein. Requests for such information, and information concerning the Administrative Committee (including the identity of its current members) should be directed to Patricia J. Smith, Corporate Secretary, Mail No. BC300, Adolph Coors Company, Golden, Colorado 80401, telephone (303) 277-2111.

                                 SUMMARY

  The Plan provides for grants of Restricted Stock and Stock Options to Participants. The Plan also provides that Participants may be offered the opportunity to purchase Class B Common Stock from the Company and to otherwise receive Class B Common Stock. The Plan's Administrative Committee ("Administrative Committee") designates Participants from among eligible employees and determines the amounts of each grant. The grants are subject to certain holding periods and other restrictions to encourage long-term ownership.

                                 GENERAL INFORMATION

  The mailing address of the Company's principal executive offices is: Adolph Coors Company, 12th and Ford Streets, Golden, Colorado 80401; and its telephone number is (303) 279-6565.

                                 EQUITY INCENTIVE PLAN

  The Plan for which securities are being offered hereby is the Adolph Coors Company Equity Incentive Plan, which was adopted by the board of directors of the Company (the "Board") effective January 1, 1990. The Plan was amended and restated effective January 1, 1994. The Plan will continue in effect until terminated by the Board and may be modified or amended by the Board at any time; provided, however, that any termination, amendment or modification of the Plan may not adversely affect any previous grants or awards under the Plan without the consent of the Participants affected by a change and, when required by law, the approval of shareholders. Participants are designated by the Administrative Committee from among key management employees ("Eligible Employees") of the Company and its divisions. See "Administration of the Plan."

  The purposes of the Plan are to provide key employees selected for participation in the Plan with added incentives to continue in the service of the Company; to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to the achievement of long-term corporate objectives; to more directly align the income of management with the growth of the Company; and to attract and retain key employees by providing an opportunity for investment in the Company.

                       SECURITIES TO BE OFFERED AND EMPLOYEES WHO MAY
                                   PARTICIPATE IN THE PLAN

  A total of 2,000,000 shares of Class B Common Stock has been reserved to be issued under the Plan. This reservation of shares may be increased from time to time by the Board, with the consent of the Class A Shareholder when so required.

  The Plan defines Eligible Employees as key management employees (including, without limitation, officers and directors who also are employees) of the Company or any of its divisions, upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business. The Administrative Committee has discretion to designate Participants from among the Eligible Employees. There are no maximum or minimum amounts of securities to be awarded through Restricted Stock Awards, the grant of Options or otherwise.

                                 RESTRICTIONS

  The Administrative Committee may impose certain restrictions on Restricted Stock Awards, including the Participant's continuous employment by the Company or an affiliated corporation for a specified restriction period or the attainment of specified performance goals and objectives. The periods of employment and performance goals may vary between the Participants or the same Participant may receive several grants, each of which may involve different employment periods and performance goals. Certain additional restrictions apply upon the termination of employment. See "Termination of Employment." No right or interest of any Participant in a Restricted Stock Award or Option (prior to the completion of the holding period, satisfaction of other restrictions, or the exercise of an Option) may be assignable or transferable during the lifetime of the Participant. Stock certificates for shares granted pursuant to Restricted Stock Awards shall bear a legend referring to these restrictions. The Company may enforce these restrictions by requiring such certificates to be kept in the custody of the Company or of a third party while the restrictions are in effect.

  The terms of each Restricted Stock Award will be described in a Restricted Stock Agreement to be executed by the Company and the Participant at the time of the award. Options shall be granted for an Option Period to be determined by the Administrative Committee and may be subject to such other restrictions as the Administrative Committee determines. The rights of Participants upon termination of employment depend on the type of termination. See "Termination of Employment."

  Except for transfers by will or pursuant to the laws of descent and distribution, an Option is not transferable. The terms of each grant of an Option will be specified in a Non-Qualified Stock Option Certificate to be executed by the Company and delivered to the Participant at the time of the grant.

Right of Repurchase

  In the event of the death of a Participant, or if a Participant at any time proposes to transfer any of the Class B Common Stock acquired pursuant to the Plan to a third party, the Participant (or his personal representative or estate, as the case may be) must make a written offer (the "Offer") to sell all of the Class B Common Stock acquired pursuant to the Plan then owned by the Participant (or thereafter acquired by the Participant's estate or personal representative pursuant to any Award hereunder) to the Company at the "purchase price" as defined in the Plan. In the case of a proposed sale of any of the Class B Common Stock to a third party, the Offer must state the name of the proposed transferee and the terms and conditions of the proposed transfer. In a case of a proposed sale through or to a registered broker-dealer, the Offer must state the name and address of the broker. The Company will have the right to elect to purchase all (but not less than all) of the shares of Class B Common Stock. The Company will have the right to elect to purchase the shares of Class B Common Stock for a period of ten days after the receipt by the Company of the Offer. This right of first refusal will apply to proposed sales through or to a registered broker-dealer at the prevailing market price, even if the prevailing market price should fluctuate between the date the Company receives the Offer and the date the Company elects to purchase the shares of Class B Common Stock.

  The Company will exercise its right to purchase the Class B Common Stock by giving written notice of its exercise to the Participant (or his personal representative or estate, as the case may be). If the Company elects to purchase the Class B Common Stock, payment for the shares of Class B Common Stock will be made in full by Company check. Any such payments will be made within ten days after the election to purchase has been exercised.

  If the Class B Common Stock is not purchased pursuant to the foregoing provisions, the shares of Class B Common Stock may be transferred by the Participant to the proposed transferee named in the Offer to the Company, in the case of a proposed sale to a third party. However, if such transfer is not made within 120 days following the termination of the Company's right to purchase, a new offer must be made to the Company before the Participant can transfer any portion of his shares and the provisions of this section will again apply to such transfer. If the Company's right of first refusal under this section is created by an event other than a proposed transfer to a third party, the shares of Class B Common Stock will remain subject to the provisions of this section in the hands of the registered owner of the Class B Common Stock.

  The purchase price for each share of Class B Common Stock purchased by the Company pursuant to this section will be equal to the Fair Market Value of the Class B Common Stock on the date the Company receives the Offer.

  Shares issued to Participants who are considered affiliates of the Company cannot be resold unless a registration statement covering such sale is in effect, an appropriate exemption from registration is available, or the sale can be accomplished through, and within the limitations of, Rule 144 promulgated under the Securities Act of 1933. Generally, "affiliates" are persons who exert a controlling influence over the affairs of the Company, such as members of the Board or certain Officers.

                              TERMINATION OF EMPLOYMENT

  If a Participant's employment by the Company or by an affiliated corporation is terminated by death, disability or retirement, all employment period and other restrictions under a Restricted Stock Award will lapse with respect to a pro rata part of each award (based on the ratio between the number of full months of employment completed and the full term of each award), while shares represented by the remainder of a Restricted Stock Award shall be forfeited and returned to the Company, unless the restrictions are waived, accelerated or otherwise modified in the Administrative Committee's discretion. If a Participant's employment terminates for any other reason, including termination with or without cause, or resignation, the entire amount of the award as to which the employment period or other restrictions have not been satisfied shall be forfeited, unless waived or accelerated in the Administrative Committee's discretion.

  If a Participant's employment is terminated for cause (as defined in the Plan), any outstanding Option will expire immediately. If the Participant retires or becomes disabled, the unexpired portion of the Option will expire on the earlier of the end of the Option Period for which the Option is granted or 36 months after the date of retirement or disability, and such Option may be exercised only as to shares as to which it could have been exercised on or before the date of retirement or disability. If a Participant dies while still employed or dies within the 36 months following the Participant's retirement or disability, the Participant's heirs will have until the earlier of the expiration of the Option Period or 15 months after death to purchase shares which were available for purchase under an Option on the date of death (provided that such exercise must occur within the Option Period). If a Participant's employment is terminated by the Company or any affiliated corporation for any other reason, the Participant's Options will expire on the earlier of the expiration of the Option Period or three months after the date of termination.

                         ACQUISITION OR PURCHASE OF SECURITIES
                                  PURSUANT TO THE PLAN

  The Administrative Committee will determine the period within which a Participant may receive a Restricted Stock Award or an Option. Restricted Stock Awards will be subject to the satisfaction of periods of employment and other requirements before the shares granted will be free of restrictions and become freely transferable. The grant of an Option will be for a specified Option Period to be determined by the Administrative Committee. At the time an Option is granted, the Administrative Committee may impose continuous employment or "vesting" requirements which must be satisfied before the Option can be exercised.
  Once the continuous employment or vesting requirements have been satisfied, shares subject to an Option may be purchased at any time during the Option Period, but not thereafter. There is no minimum or maximum number of shares as to which an Option may be exercised at any time or during any year.

  From time to time, the Company may make an offer to certain Participants, designated by the Administrative Committee in its sole discretion, to purchase Class B Common Stock from the Company. The number of shares of Class B Common Stock offered by the Company to each selected Participant will be determined by the Administrative Committee in its sole discretion. The purchase price for the Class B Common Stock will be as determined by the Administrative Committee in its sole discretion and may be less than the Fair Market Value of the Class B Common Stock. The Participants who accept the Company's offer will purchase the Class B Common Stock at the time designated by the Administrative Committee.
The purchase will be on such additional terms and conditions as may be determined by the Committee in its sole discretion.

  The Administrative Committee may, in its sole discretion, grant Options, Restricted Stock, or any combination of Options and Restricted Stock, on terms and conditions determined by the Committee, in its sole discretion, to the Participants who purchase Class B Common Stock after receiving an offer from the Company.

  Additionally, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants whereby the Participants may acquire shares of Class B Common Stock, by purchase, outright grants, or otherwise. Any such arrangements will be subject to the general provisions of the Plan and all shares of Class B Common Stock issued according to such arrangements will be issued under the Plan.

  An Option may be exercised at the Option Price determined by the
Administrative Committee at the time of the grant.   Once established, the
Option Price may not be modified without the consent of the Participant. Adjustments in the capital structure of the Company by stock splits, stock dividends, and similar changes will affect the number of shares as to which a Restricted Stock Award or Option may be granted under the Plan and the number of shares included in each outstanding Award or Option granted under the Plan.

                           REORGANIZATION OR CHANGE IN CONTROL

  If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all, or substantially all, of the assets or more than 50 percent of the outstanding voting stock of the Company is acquired by any other person, or in the case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, the Administrative Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Restricted Stock Awards and Options, make appropriate provision for the adoption and continuation of the Plan or provide that all unexercised Options will be terminated unless they are exercised within a specified number of days.

  In the event of a change in control of the Company, all Options shall become immediately exercisable in full for the balance of the Option Period and all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse. A "change in control" means the acquisition of 50 percent or more of the outstanding Class A Common Stock by persons not affiliated with the Company and without the consent of the Board, the election of individuals to a majority of the Board who were not previously members of the Board or were not recommended by management, or a legally binding and final vote of the shareholders of the Company in favor of selling all, or substantially all, assets of the Company.

                           PAYMENT FOR SECURITIES OFFERED

  Shares acquired pursuant to Restricted Stock Awards are a form of compensation by the Company to a Participant rather than a direct purchase by a Participant; however, each Participant must satisfy the withholding tax obligation on income generated by said award. See "ERISA and Federal Income Tax Consequences."

  The Option Price may be paid by cash, certified or cashier's check; by surrender of shares of Class B Common Stock then owned by the Participant, provided such shares have been held by the Participant for more than six months; or by notice of exercise to the Company coupled with irrevocable instructions to a broker to deliver to the Company promptly either the amount of proceeds of a sale of shares of Class B Common Stock or the proceeds of a loan from the broker to cover the Option Price.

  The Company will report to each Participant annually with respect to each Participant's Restricted Stock Awards, Options and other awards under the Plan.

                  WITHDRAWAL FROM THE PLAN AND ASSIGNMENT OF INTERESTS

  The termination of a Participant's employment will effect the Participant's withdrawal from the Plan, subject to the specific provisions of the Plan concerning rights after termination. A Participant's interest in Restricted Stock Awards or Options is not assignable or transferable except by will or by the laws of descent or distribution and may not be assigned or hypothecated. Once the holding periods and other requirements are satisfied, shares received pursuant to a Restricted Stock Award or Option become fully transferable (except for the Company's right of first refusal); thereafter, a Participant's ownership is not terminable by termination of employment or by death. See "Restrictions" and "Termination of Employment."

  There are no defaults under the Plan, but an Option not exercised within the Option Period will lapse.

                               ADMINISTRATION OF THE PLAN

  The plan is administered by the Administrative Committee. The Administrative Committee is authorized, in its sole discretion, to select Participants from among the Eligible Employees; to determine each Restricted Stock Award, Option and other awards to be granted pursuant to the Plan, the number of shares of Class B Common Stock to be issued thereunder, and the time in which Restricted Stock Awards and Options are to be granted; to fix the Option Price, Option Period, and manner in which an Option becomes exercisable; to establish the duration and nature of Restricted Stock Award restrictions; and to establish such other terms and requirements of the various compensation incentives under the Plan as the Administrative Committee may deem necessary or desirable and which are consistent with the terms of the Plan. The Administrative Committee will determine the form or forms of agreements with Participants to evidence the provisions, terms, conditions, rights and duties of the Company and Participants with respect to each grant and adopt such rules and regulations to carry out the purposes of the Plan as it may deem proper. The Administrative Committee may correct defects, supply omissions, and reconcile any inconsistency in the Plan or in any agreement entered into under the Plan. Members of the Administrative Committee are not liable for any action or determination made in good faith.
The determinations, interpretations, and other actions of the Administrative Committee will be binding and conclusive for all purposes and on all persons.

                       ERISA AND FEDERAL INCOME TAX CONSEQUENCES

  The following discussion of the federal income tax consequences of participation in the Plan for a typical Participant is only a summary and does not cover, among other things, foreign, state, or local tax consequences or estate and gift tax consequences of participation in the Plan. Differences in Participants' financial situations may cause the tax consequences of participation in the Plan to vary. Therefore, each Participant is urged to consult his own legal counsel, accountant, or other tax advisor regarding the tax consequences of participation in the Plan to him.

Grant and Exercise of Options.

  In general, a Participant will not recognize any compensation upon the grant of an Option. Upon exercise of the Option, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price must be reported by the Participant as compensation. See "Exercise Of Options With Stock" below for the consequences of using previously acquired stock to exercise an Option. However, if the exercise price is substantially less than the fair market value of the shares at the time the Option is granted, there is a risk that the Internal Revenue Service may assert that the Participant must recognize compensation at the time the Option is granted equal to the excess of the fair market value of the Class B Common Stock over the exercise price.

    The Participant must make appropriate arrangements with the Company to pay the federal, state, or local income tax withholding resulting from the exercise of the Option. The Company will be entitled to a deduction, in an amount equal to the compensation recognized by the Participant, for the Company's taxable year that ends with or within the taxable year in which the Participant recognizes compensation, if and to the extent such amount is an ordinary and necessary business expense and satisfies the test of reasonable compensation.

  The Participant's basis for the Class B Common Stock will be equal to the sum of (1) the exercise price of the shares and (2) the compensation includable in income with respect to the exercise of such Option, if any. The holding period will begin on the day after the day the Option is exercised.

Exercise of Options With Stock.

  If a Participant exercises an Option by paying the exercise price with shares of Class B Common Stock, the Participant will be treated as having made a nontaxable exchange of the number of shares surrendered for an equal number of shares received (the "Exchange Stock"). The basis and holding period of the Exchange Stock received will be the same as the basis and holding period of the Class B Common Stock surrendered.

  All shares received in excess of the Exchange Stock (the "Excess Stock") are treated as compensation to the Participant, and the Company will have a corresponding deduction to the extent the amount is an ordinary and necessary business expense and satisfies the test of reasonable compensation. The amount of compensation is equal to the fair market value of the Excess Stock on the date the Option is exercised. The Participant must make appropriate arrangements with the Company to pay the federal, state, or local income tax withholding resulting from the receipt of compensation. The Excess Stock has a basis equal to the compensation included in income with respect to the acquisition of such Excess Stock and a holding period that begins on the day after the date the Option is exercised.

  For example, if a Participant exercises an Option by surrendering 20 shares of Class B Common Stock and receives 50 shares of Class B Common Stock, 20 of the 50 shares will be treated as Exchange Stock; the remaining 30 shares will be treated as Excess Stock.

  When shares of Class B Common Stock acquired through the exercise of an Option are disposed of, the shares constituting Excess Stock are deemed to be the first disposed of; the next shares disposed of are the shares of Exchange Stock having the lowest basis; the shares of Exchange Stock having the highest basis are deemed to be the last shares disposed of.

ANY PARTICIPANT WHO CONTEMPLATES EXERCISING AN OPTION BY PAYING THE EXERCISE PRICE WITH PREVIOUSLY ACQUIRED CLASS B COMMON STOCK IS STRONGLY URGED TO CONSULT WITH HIS/HER OWN TAX ADVISOR PRIOR TO MAKING SUCH AN EXERCISE.


Restricted Stock.

     In general, a Participant will not recognize compensation until the Restricted Stock vests. The amount of compensation is equal to the fair market value of the Restricted Stock on the date it vests. In the alternative, a Participant may make an election under Code section 83(b) to recognize compensation when the Restricted Stock is granted. The amount of compensation is equal to the fair market value of the Restricted Stock on the date it is granted. The election must be filed with the Internal Revenue Service within 30 days after the date of grant.

     The Company will withhold the number of shares of stock required to pay the federal, state, or local income tax withholding resulting from the receipt of compensation. The Company will be entitled to a deduction, in an amount equal to the compensation recognized by the Participant, for the Company's taxable year that ends with or within the taxable year in which the Participant recognizes compensation, if and to the extent such amount is an ordinary and necessary business expense and satisfies the test of reasonable compensation.

     The Participant's basis for the Class B Common Stock is equal to the amount of compensation recognized by the Participant. The holding period begins just after the Restricted Stock vests. However, if the Participant makes the election under Code section 83(b), the holding period begins just after the Restricted Stock is granted.

Purchase of Stock.

     A Participant who purchases Class B Common Stock that is not subject to restrictions for a purchase price equal to the Class B Common Stock's fair market value on the date of purchase will not recognize compensation when the Class B Common Stock is purchased, and the Company will not be entitled to a deduction. The Participant's basis for the Class B Common Stock will be equal to the amount paid for the Class B Common Stock, and the Participant's holding period will begin on the day after the Class B Common Stock is purchased.

     If the Class B Common Stock purchased is subject to restrictions (other than restrictions imposed by the securities laws), the Participant will recognize compensation when the restrictions lapse. The amount of compensation is equal to the fair market value of the Class B Common Stock on the date the restrictions lapse minus the amount paid for the Class B Common Stock. The Participant must make appropriate arrangements with the Company to pay the federal, state, or local income tax withholding resulting from the receipt of compensation. The Company will be entitled to a deduction, in an amount equal to the compensation recognized by the Participant, for the Company's taxable year that ends with or within the taxable year in which the Participant recognizes compensation, if and to the extent such amount is an ordinary and necessary business expense and satisfies the test of reasonable compensation. The Participant's basis for the Class B Common Stock will be equal to the amount paid for the Class B Common Stock plus the compensation recognized by the Participant, and the Participant's holding period will begin just after the restrictions lapse.

     In the alternative, a Participant who purchases Class B Common Stock subject to restrictions (other than restrictions imposed by the securities laws) may make an election under Code section 83(b) to recognize compensation when the Class B Common Stock is purchased. The amount of compensation is equal to the fair market value of the Class B Common Stock on the date it is purchased minus the amount paid for the Class B Common Stock. The election must be filed with the Internal Revenue Service within 30 days after the date of purchase. The Participant must make appropriate arrangements with the Company to pay the federal, state, or local income tax withholding resulting from the receipt of compensation. The Company will be entitled to a deduction, in an amount equal to the compensation recognized by the Participant, for the Company's taxable year that ends with or within the taxable year in which the participant recognizes compensation, if and to the extent such amount is an ordinary and necessary business expense and satisfies the test of reasonable compensation. The Participant's basis for the Class B Common Stock will be equal to the amount paid for the Class B Common Stock and the amount of compensation recognized.
The Participant's holding period will begin on the day after the day the Class B Common Stock was purchased.

     If the Participant purchases the Class B Common Stock for a price less than fair market value, the Participant will recognize compensation equal to the fair market value of the Class B Common Stock on the date of purchase minus the amount paid. The Participant must make appropriate arrangements with the Company to pay the federal, state, or local income tax withholding resulting from the receipt of compensation. The Company will be entitled to a deduction, in an amount equal to the compensation recognized by the Participant, for the Company's taxable year that ends with or within the taxable year in which the Participant recognizes compensation, if and to the extent such amount is an ordinary and necessary business expense and satisfies the test of reasonable compensation. The Participant's basis for the Class B Common Stock will be equal to the sum of the amount paid for the Class B Common Stock and the compensation recognized. The Participant's holding period will commence on the day after the date the Class B Common Stock is purchased. If the Class B Common Stock is subject to restrictions, see the two preceding paragraphs concerning the time when the Participant recognizes income and elections under Code section 83(b).

Grant of Stock.

     A Participant who receives a grant of Class B Common Stock will recognize compensation in an amount equal to the fair market value of the Class B Common Stock on the date the Class B Common Stock is granted. The Participant must make appropriate arrangements with the Company to pay the federal, state, or local income tax withholding resulting from the receipt of compensation. The Company will be entitled to a deduction, in an amount equal to the compensation recognized by the Participant, for the Company's taxable year that ends with or within the taxable year in which the participant recognizes compensation, if and to the extent such amount is an ordinary and necessary business expense and satisfies the test of reasonable compensation.

     The basis for the Class B Common Stock will be equal to the compensation recognized, and the holding period will begin on the day after the date the Class B Common Stock was granted.

     If the Class B Common Stock is subject to restrictions, the tax treatment will be as described under "Restricted Stock," above.

Withholding Tax.

     The Company's obligations to deliver shares acquired under the Plan are subject to the Participant satisfying all applicable federal, state and local income and other tax withholding requirements. The Company's withholding obligation as it relates to the grant of Restricted Stock will be satisfied by the Company's withholding from the Shares otherwise issuable to the Participant shares having a value equal to the amount required to be withheld. The value of shares to be withheld will be based on the Fair Market Value of the Class B Common Stock on the date that the amount of tax withheld is to be determined.

Disposition of Stock.

     Upon a taxable disposition of shares of Class B Common Stock acquired under the Plan, any amount received by the Participant in excess of his basis for the Class B Common Stock will generally be treated as long- or short-term capital gain, depending upon the holding period of the shares. If upon disposition the Participant receives an amount that is less than his basis, the loss will generally be treated as a long- or short-term capital loss, depending upon the holding period of the shares.

Alternative Minimum Tax.

     In the event of any long-term capital gain on sale or exchange of shares of Class B Common Stock acquired under the Plan, the amount of such gain will be included in minimum taxable income. In general, alternative minimum taxable income is computed by adding the tax preference items to adjusted gross income and then subtracting the allowable deductions. Computation of the alternative minimum tax is complex and depends on the financial situation of each taxpayer. Participants are urged to consult their own tax advisors with respect to this matter.

Vesting Upon Change In Control.

     The Plan provides that all outstanding Options and Restricted Stock will become fully vested upon a "change in control," as defined in the description of the Equity Incentive Plan in the Registration Statement on Form 10 referred to below. The value of the acceleration of vesting and payment will be treated as a "parachute payment" within the meaning of Code section 280G. If the value of the acceleration of vesting and payment together with any other payments received by the participant in connection with the change in control results in an "excess parachute payment," as defined in Code section 280G, the Participant will be subject to an excise tax equal to 20% of the "excess parachute payment." The Company will not be entitled to a deduction for any amount treated as an "excess parachute payment."

"ERISA" Provisions.

     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and is not a "qualified" Plan as defined in Code section 401(a). The information contained in this Section, ERISA AND FEDERAL INCOME TAX CONSEQUENCES, is based on existing law, which is subject to change.

                          DESCRIPTION OF COMMON STOCK

     The Class B Common Stock offered hereby is registered under Section 12 of the 1934 Act as Adolph Coors Company Class B Common Stock (Non-voting), no par. The Company is authorized to issue 1,260,000 shares of Class A Common Stock (Voting), $1 par, and 46,200,000 shares of Class B Common Stock. The Articles of Incorporation provide that no dividends may be declared on the Class A Common Stock without declaring equal dividends per share on the Class B Common Stock.

     The entire voting power is vested in the Class A Common Stock which has one vote per share, except as otherwise expressly provided by statute. Under the present Colorado Corporation Code, holders of non-voting shares are entitled to vote as a class on any proposed amendment to the Articles of Incorporation which would increase or decrease the number of shares of such class authorized to be issued; increase or decrease the par value of the shares of such class; or alter or change the preferences, special rights, or powers of such class so as to affect it adversely. Class voting is also provided by statute on proposals involving certain mergers and share exchanges.


                    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company hereby incorporates by reference the documents listed below. All documents subsequently filed by the Company pursuant to Sections 13 (a) and
(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment to the registration statement which indicates that all securities offered thereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents:

     (a) The Company's latest Annual Report on Form 10-K for its fiscal year ended in December 1992, filed pursuant to Section 13 or 15(d) of the Exchange Act.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K referred to in paragraph (a).

     (c) The description of the Company's common stock contained in the Company's registration statement under Section 12 of the Exchange Act.


                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Incorporation authorize the Company to indemnify its directors, officers, employees, and agents against liabilities and expenses incurred in their corporate capacities in the manner allowed by the provisions of the Colorado Corporation Code. Generally, the Colorado Corporation Code and the Company's Bylaws allow the Company to indemnify a director who is made party to a proceeding as long as he conducted himself in good faith; reasonably believed that his conduct in an official capacity was in the corporation's best interests or, in other cases, that his conduct was not opposed to the corporation's best interests; and in the case of criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws extend indemnification to officers and employees and permit the Board to authorize indemnification of agents of the Company in certain instances.

     The Company's Articles of Incorporation also limit the liability of Directors for monetary damages for breach of fiduciary duty to the Company except for disloyalty, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, receipt of improper personal benefits, or violations of the Colorado Corporation Code regarding certain financial matters such as the payment of dividends and the making of loans.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.